CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration
Statements: (1) Registration Statement File number 33-40472 on Form S-8 of the 1986 Stock Option Plan, the 1985 Stock Incentive Plan, the 1985 Key Employee Incentive Stock Option Plan and the Individual Written Compensation Plan dated May 10, 1991, (2) Registration Statement File number 33-44864 on Form S-8 of the 1986 Restated and Amended Stock Option Plan and Directors' Stock Option Plan dated January 8, 1992, (3) Registration Statement on Form S-8 of the 1992 Employee Stock Purchase Plan dated June 16, 1992, (4) Registration Statement File Number 33-86548 on Form S-3 dated November 21, 1994, (5) Registration Statement File Number 33-65463 on Form S-3 dated December 28, 1995 as amended on February 9, 1996 and (6) Form S-8 of the 1997 Non-Officer Employee Stock Option Plan dated June 5, 1997.



                                   ARTHUR ANDERSEN

Portland, Oregon,
   June 13, 1997